UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) _July 17, 2001________________________

USLIFE Income Fund, Inc. (Exact name of registrant as specified in its chapter)

_______ Maryland__________ (State or other jurisdiction of incorporation)	_______811-2328_______ (Commission File Number)	____13-2729672 ____ (IRS Employer Identification No.)

2929 Allen Parkway, Houston, Texas (Address of principal executive offices)	____________77019_____________ (Zip Code)

Registrant's telephone number, including area code __713-831-5490________

__________________________________________________________ (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release of USLIFE Income Fund, Inc., dated July 17, 2001.

Item 9. Regulation FD Disclosure.

American General Corporation ("AGC") and American International Group, Inc. ("AIG") have entered into an agreement, dated as of May 11, 2001, pursuant to which AIG will acquire AGC (the "Transaction"). It is currently anticipated that the Transaction will close before the end of 2001 (the "Closing Date"), subject to receipt of necessary approvals. AGC is the parent corporation of The Variable Annuity Life Insurance Company ("VALIC"), which serves as the investment adviser to USLIFE Income Fund, Inc. (the "Fund"). As a result of the Transaction, VALIC will become a wholly owned subsidiary of AIG. Under the Investment Company Act of 1940, the change of control of an investment adviser results in the assignment of the advisory agreement and its automatic termination.

To ensure the uninterrupted provision of investment advisory services to the Fund following the Closing Date, at a meeting held on July 16-17, 2001, the Board of Directors of the Fund approved an interim advisory agreement and a new investment advisory agreement between the Fund and VALIC. The interim advisory agreement will cover the period from the Closing Date through the date of shareholder approval, when the new investment advisory agreement will take effect. The new investment advisory agreement is the same in all material respects as the current investment advisory agreement, including the fees charged. The new investment advisory agreement will be submitted to shareholders for approval at a meeting that is currently scheduled to be held during the fourth quarter of this year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

___________________________________________ (Registrant)
Date:_July 17, 2001__________________	___________________________________________ (Signature) By:_______________________________ Title:______________________________

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of USLIFE Income Fund, Inc., dated July 17, 2001.

FOR IMMEDIATE RELEASE

USLIFE INCOME FUND REPORTS OPERATING RESULTS

FOR PERIOD ENDED JUNE 30, 2001

HOUSTON, JULY 17, 2001 -- USLIFE Income Fund, Inc. (NYSE:UIF), a closed-end investment company, reported today that net investment income amounted to $3,994,351 or $0.71 per share for twelve months ended June 30, 2001, compared with $3,764,804 or $0.67 per share, for the same period in the preceding year. The increase in net investment income for the period is attributable in part to decreased expenses during the first two quarters of the current fiscal year in connection with the solicitation of proxies at the Fund's Annual Meeting of the Shareholders and related matters. The per share earnings are based upon the weighted average number of shares outstanding during the respective periods.

For the twelve months ended June 30, 2001, net realized loss from securities transactions amounted to $2,913,272 and net unrealized appreciation on investment securities amounted to $1,152,798.

The net assets of USLIFE Income Fund, Inc. totaled $48,989,980 at June 30, 2001, compared with $50,590,925 on June 30, 2000. The net asset value per share at June 30, 2001 was $8.65 compared with $8.96 on June 30, 2000.

The board of directors of USLIFE Income Fund, Inc. today declared a quarterly dividend of $0.17 per share from net investment income. The dividend will be payable on September 4, 2001, to shareholders of record on August 17, 2001.

Another action taken by the board today relates to the proposed acquisition of American General by AIG (American International Group, Inc.). It is currently anticipated that this transaction will close by the end of 2001, subject to receipt of necessary approvals. American General is the parent corporation of VALIC (The Variable Annuity Life Insurance Company), which serves as the investment adviser to USLIFE Income Fund, Inc. As a result of the transaction, VALIC will become a wholly owned subsidiary of AIG. Under the Investment Company Act of 1940, the change of control of an investment adviser results in the assignment of the advisory agreement and its automatic termination.

To ensure the uninterrupted provision of investment advisory services to the Fund, the board of Directors of the USLIFE Income Fund, Inc. approved an interim advisory agreement and a new investment advisory agreement between the Fund and VALIC. The interim advisory agreement will cover the period from the closing date of the American General acquisition through the date of shareholder approval, when the new investment advisory agreement will take effect. The new investment advisory agreement is the same in all material respects as the current investment advisory agreement, including the fees charged. The new investment advisory agreement will be submitted to shareholders for approval at a meeting that is currently scheduled to be held during the fourth quarter of this year.

USLIFE Income Fund, Inc., is a closed-end, diversified management investment company organized as a Maryland corporation on October 17, 1972. The Fund's shares are listed for trading on the New York Stock Exchange, Inc. The Fund seeks to provide a high level of current income to shareholders through investment in a diversified portfolio composed primarily of fixed-income securities.

American General's asset accumulation division, which includes VALIC and American General Annuity Insurance Company, markets retirement products and services through two major distribution systems. American General's financial advisors sell tax-qualified annuities and mutual funds to employees of educational, health care, and government entities, and other not-for-profit organizations. The division also markets non-qualified annuities through representatives at banks and other financial institutions.

American General (NYSE: AGC) is one of the nation's largest diversified financial services organizations with assets of $124 billion and market capitalization of $19 billion at March 31, 2001. Headquartered in Houston, it is a leading provider of retirement services, investments, life insurance and consumer loans to more than 12 million customers. American General common stock is listed on the New York, Pacific, London, and Swiss stock exchanges.

# # #

Note: Condensed comparative results for the year ended June 30, 2001 and June 30, 2000, are attached.

Contact:

Albert Gutierrez John E. Pluhowski

Vice President and Senior Investment Officer Vice President

USLIFE Income Fund, Inc. Corporate Communications

(713) 831- 3001 (713) 831-1149

Shareholder Services

1-800-279-1248

American General, 2929 Allen Parkway, Houston, Texas 77019

CONDENSED COMPARATIVE RESULTS OF OPERATIONS

Twelve Months Ended June 30
	2001	2000

Interest Income.....................................................	$ 4,901,004	$ 5,099,471
Expenses.............................................................	906,653	1,334,667
Net Investment Income...........................................	$ 3,994,351	$ 3,764,804
Net Investment Income Per Share...............................	$ 0.71	$ 0.67

Other Pertinent Data:
Net Realized (Loss)
From Security Transactions:

Amount..................................................	$ (2,913,272)	$ (1,071,369)
Per Share...............................................	$ (0.51)	$ (0.19)

Net Unrealized Appreciation (Depreciation) of Investment Securities for the Period:

Amount................................................	$ 1,152,798	$ (4,654,716)
Per Share..............................................	$ 0.20	$ (0.82)

Net Assets
Total....................................................	$ 48,989,980	$ 50,590,925
Per Share..............................................	$ 8.65	$ 8.96
Number of shares outstanding at
End of period......................................................	5,663,892	5,643,768

Weighted average number of shares outstanding
During the period................................................	5,657,443	5,643,768